Exhibit 99.1

[ITC LOGO APPEARS HERE]

Investor Contact:	Media Contact:
Douglas A. Shumate	Mary Catherine R. Bassett
Chief Financial Officer	Director, Communications
706-385-8189	706-385-8104
dshumate@itcdeltacom.com	mbassett@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS THIRD QUARTER 2004 RESULTS

West Point, Ga.—(Nov. 11, 2004)—ITC^DeltaCom, Inc. (NASDAQ/NM: ITCD), a leading provider of integrated communications services to customers in the southeastern United States, today reported operating results for the three and nine months ended September 30, 2004.

During the third quarter of 2004, ITC^DeltaCom:

•	Signed definitive agreements for mergers with Florida Digital Network, Inc., d/b/a FDN Communications, Inc. (FDN), and NT Corporation, the parent company of Network Telephone Corp. (NTC), which, when completed, will enhance ITC^DeltaCom’s facilities-based platform, expand its geographic market coverage, improve its financial profile and strengthen its existing management team.

•	Reported total operating revenues of $145.4 million, which represented an increase of $37.3 million, or 34.5%, over the third quarter of 2003, and represented a decline of $3.9 million, or 2.6%, from the second quarter of 2004.

•	Reported EBITDA of $18.7 million, which represented an increase of $4.8 million, or 34.2%, over the third quarter of 2003 and represented a decline of $2.0 million, or 9.5%, from the second quarter of 2004, primarily due to the decline in gross margin related to the quarterly revenue decline.

•	Exceeded the cost savings projected by its merger integration plan for BTI Telecom Corp. (BTI) by achieving approximately $9.1 million in net cost savings during the third quarter of 2004, which represented an increase of $1.5 million over the second quarter of 2004.

•	Generated $9.1 million of cash flow from operations.

•	Maintained capital expenditures at forecasted levels.

•	Expanded availability of its T-1 product featuring dynamic bandwidth allocation, Simplici-T Plus, to all 40 major markets throughout its southeastern region.

On November 11, 2004, to improve the Company’s liquidity position and provide capital for contingencies and operational activities, ITC^DeltaCom issued a drawdown notice to Welsh, Carson, Anderson & Stowe, a majority stockholder in the Company, for the remaining $15 million cash investment available under the Company’s 2003 merger agreement with BTI in exchange for 150,000 additional shares of ITC^DeltaCom Series B preferred stock.

“Although ITC^DeltaCom continued to be challenged with competitive pressures that affected our ability to make progress towards profitability, we remain focused on the solid execution of our business plan and our path to ensuring long-term profitability,” said Larry Williams, ITC^DeltaCom chairman and chief executive officer. “During the third quarter, we initiated a more aggressive customer retention program, deepening our relationships with existing customers and focusing on delivering even greater levels of support and care. We believe that focusing this way on our existing customer base is a necessary step to ensuring our strength in the competitive marketplace as we move to increase customer satisfaction, lower churn and expand the breadth of quality services we provide our customers.

“Also during the third quarter, we announced merger agreements with FDN and Network Telephone, and have been working intensively on defining the combined company’s go-to-market strategy, product offerings and processes, and determining additional opportunities for improved efficiencies,” Williams continued. “We have proven our ability to recognize significant efficiencies in a combination of providers as evidenced by the achievement of our integration plan with BTI. For the remainder of 2004, we will focus on closing the transactions with FDN and Network Telephone and quickly integrating the companies to improve and enhance our overall customer satisfaction and shareholder value.”

OPERATING REVENUES

Total operating revenues equaled $145.4 million in the third quarter of 2004, which represented an increase of $37.3 million, or 34.5%, over total operating revenues for the same quarter last year, and represented a decrease of $3.9 million, or 2.6%, from total operating revenues in the second quarter of 2004. Of total operating revenues in the third quarter of 2004, 81% were derived from integrated communications services, 3% were derived from equipment sales and related services, and 16% were derived from wholesale services.

The following table presents, for the periods indicated, data regarding the Company’s total operating revenues (dollar amounts in thousands):

Three and Nine Months Ended September 30,
	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
Integrated communications services revenues	$117,180	$69,179	69.4%	$355,920	$202,431	75.8%
Equipment sales & other related services revenues	4,770	14,829	(67.8%)	14,209	32,837	(56.7%)
Wholesale services revenues	23,434	24,076	(2.7%)	73,652	74,373	(1.0%)

Total revenues	$145,384	$108,084	34.5%	$443,781	$309,641	43.3%

Integrated communications services revenues totaled $117.2 million in the third quarter of 2004, which represented an increase of $48.0 million, or 69.4%, over the same quarter last year, and represented a decrease of $2.2 million, or 1.9%, from the second quarter of 2004. These results were primarily attributable to the following factors:

•	Long distance revenues declined $1.5 million from the second quarter of 2004, primarily as a result of reduced customer long distance usage due to the bundling of free minutes of use within the Company’s integrated local service packages, increased customer turnover, and severe weather conditions throughout the Company’s Florida and Gulf Coast region markets during the last two months of the quarter.

•	Access revenues declined approximately $1.9 million from the second quarter of 2004, primarily as a result of the FCC-mandated access rate reductions that went into effect late in the second quarter of 2004.

•	Partially offsetting these two revenue declines, local and data revenues increased $1.2 million over the second quarter of 2004, primarily as a result of the rationalization of the Company’s end-user pricing strategy and modest line count growth. These revenues represent less net growth than the Company had anticipated because of increased rate pressures related to customer base renewals. In addition, severe weather in August and September 2004 caused delays in order installations, which interrupted a trend in reduced installation intervals achieved in July 2004.

Equipment sales and related services revenues totaled $4.8 million in the third quarter of 2004, which represented a decrease of $10.1 million, or 67.8%, from the same quarter last year. Third quarter 2003 revenues included $9.2 million in operating revenues generated by the Company’s discontinued integrated technology solutions business (excluding results of the discontinued business unit, year-over-year equipment sales and related services revenues declined 5.9%). Third quarter 2004 equipment sales and related services revenues represented a decrease of $0.3 million, or 5.9%, from the second quarter of 2004.

Wholesale services revenues totaled $23.4 million in the third quarter of 2004, which represented a decrease of $0.6 million, or 2.7%, from the same quarter last year, and represented a decrease of $1.4 million, or 5.7%, from the second quarter of 2004. Wholesale services revenues in the 2004 quarter were affected by competitive market pressures to reduce prices, termination of local interconnection services by a customer who was acquired by a competitive provider, and the associated reciprocal compensation billed to other carriers for network access relating to local interconnection services.

For the remainder of 2004, ITC^DeltaCom expects that its integrated communications services revenues will experience moderate declines primarily due to the competitive pressures facing the Company’s long distance and data service offerings and the discontinuation of new acquisition efforts in the Company’s consumer services division. The Company expects that the effects of these factors will be partially offset by moderate increases in local line growth primarily related to the sale and installation of additional T-1 based products to business customers as the Company focuses on increasing productivity, customer retention, and operational efficiencies. For the remainder of 2004, the Company anticipates that its equipment sales and other related services revenues will remain relatively consistent with amounts generated in the third quarter, and that the Company will continue to experience moderate declines in its wholesale services revenues as a result of continuing rate pressures.

EBITDA**

EBITDA for the third quarter of 2004 equaled $18.7 million, which represented an increase of $4.8 million, or 34.2%, over EBITDA for the third quarter of 2003, and represented a decline of $2.0 million from EBITDA of $20.7 million for the second quarter of 2004.

EBITDA for the current quarter was negatively affected by the $2.4 million decline in gross margin, from $76.4 million in the second quarter of 2004 to $74 million in the third quarter of 2004. The reduced gross margin primarily reflected the decline in wholesale revenues, increased customer turnover, and rate pressures affecting the Company’s integrated communications services revenues, as well as the effects of severe weather in the southeastern United States during the last two months of the quarter. EBITDA for the third quarter of 2004 was positively affected by the realization of approximately $1.5 million in additional cost savings related to the continued integration of BTI. These cost savings partially offset the increase in selling, operations and administration expense associated with continued high levels of overtime costs and professional fees primarily related to Sarbanes-Oxley compliance.

**EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information on management’s reasons for providing data with respect to EBITDA and the limitations associated with the use of EBITDA, and for a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying tables under the “EBITDA Reconciliation” caption.

INTEGRATION OF BTI

During the third quarter of 2004, ITC^DeltaCom made additional progress in the ongoing integration of the BTI operations. As previously reported, the Company has identified, for the three categories of costs shown in the table below, net cost savings of approximately $30 million that it expects the merger will generate in 2004 and an additional $10 million that it expects to realize in 2005 as a result of the full-year impact of these prior-year savings. As the Company develops its plan for integrating the operations of FDN and NTC, it is emphasizing cost savings that it expects will provide the greatest short-term benefit.

The following table shows the net cost savings amounts the Company has achieved during the first nine months of 2004 and expects to achieve over the entire 2004 fiscal year. The following table also shows the annualized costs savings amounts the Company has achieved as of September 30, 2004, and expects to achieve by the end of 2004:

Nature of Cost Savings	YTD Net Cost Savings Achieved Through Sept. 30, 2004	Expected Actual Net Cost Savings in 2004	Annualized Cost Savings as of Sept. 30, 2004	Expected Annualized Net Cost Savings as of December 31, 2004
Compensation and benefits	$12,333	$15,000	$21,339	$20,000
Cost of revenues	$5,132	$9,000	$10,305	$14,000
Other selling, operations and admin. expenses	$4,237	$6,000	$6,339	$6,000

Total	$21,702	$30,000	$37,983	$40,000

The Company has achieved actual net cost savings of $21.7 million from January 1, 2004 through September 30, 2004. The Company achieved net cost savings of $9.1 million during the third quarter of 2004, which represented a net increase of $1.5 million in net cost savings over the second quarter of 2004. The Company anticipates that it will achieve all of the expected annualized cost savings of $40 million by December 31, 2004.

The Company expects to realize savings in compensation and benefits costs by reducing the total number of employees of ITC^DeltaCom and BTI as of July 1, 2003 by approximately 360 employees. The employee headcount of the combined company was reduced by a total of approximately 341 positions, or 95% of the total planned employee force reductions, as of September 30, 2004. Of these reductions, approximately 20 were made in the three months ended September 30, 2004. The headcount reductions as of September 30, 2004 represent substantially all of the total headcount and related compensation and benefit savings that the Company anticipates for 2004 with respect to the integration of BTI.

The foregoing annualized cost savings amounts as of September 30, 2004 are based on the approximate combined monthly costs of ITC^DeltaCom and BTI as of July 2, 2003, which is the date on which the Company agreed to acquire BTI. These cost savings amounts represent the total annual cost savings the Company expects to realize as a result of its cost savings initiatives from that date, even if it does not implement any of the costs savings initiatives it has planned for periods following September 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s consolidated cash balances decreased to $16.6 million at the end of the third quarter of 2004 from $28.4 million at the end of the second quarter of 2004.

The decline in the Company’s cash position during the third quarter of 2004 was primarily attributable to the following factors:

•	The Company’s cash flows from operations decreased to $9.1 million from $10.2 million in the second quarter of 2004, primarily because of the decrease in the Company’s integrated communications and wholesale services revenues.

•	Working capital requirements increased $4.9 million, including $2.0 million of payments to settle disputed line cost payables, $1.9 million of additional payments on trade accounts payable, and a $1.4 million reduction in accrued compensation due to seven bi-weekly payrolls in the quarter. In addition, the Company’s working capital position was adversely affected by the severe weather conditions in the Company’s operating region during the last two months of the quarter. The closure of post office facilities and other effects of adverse weather conditions delayed collection of some customer payments, and billing delays resulted from billing system changes implemented to comply with the FCC-mandated decrease in rates.

•	Capital expenditures during the third quarter of 2004 were in line with expectations and totaled $14.7 million, which represented an increase of $7.0 million over the second quarter of 2004.

•	Payments on long-term debt and capital lease obligations totaled $4.3 million, which represented an increase of $0.9 million over the second quarter of 2004.

•	Payments related to restructuring charges associated with the BTI merger totaled $2.2 million, which represented a decrease of $1.3 million from the second quarter of 2004.

On November 11, 2004, to improve the Company’s liquidity and provide capital for contingencies and operational activities, ITC^DeltaCom issued a drawdown notice to Welsh, Carson, Anderson & Stowe, a majority stockholder in the Company, for the remaining $15 million cash investment available under the BTI merger agreement in exchange for 150,000 additional shares of ITC^DeltaCom Series B preferred stock. These additional shares will have the same terms as the currently outstanding Series B preferred stock. It is condition to the exercise of the drawdown, which condition has been satisfied, that the Company have less than $20 million of unrestricted cash. Subject to satisfaction of other specified closing conditions, the Company expects to complete the sale of the Series B preferred stock by the end of November 2004.

“The additional $15 million from Welsh, Carson, Anderson & Stowe will significantly improve our cash position,” said Doug Shumate, ITC^DeltaCom chief financial officer. “While we had not previously anticipated the need to draw upon this equity commitment, given the third quarter declines in our consolidated cash balances, we deemed it prudent to improve the overall liquidity position of the company to provide additional capital for contingencies and operating needs.”

PENDING TRANSACTIONS

On September 8, 2004, ITC^DeltaCom announced definitive merger agreements with FDN and NTC. During the remainder of 2004, the Company will focus on completing the announced transactions, which it expects to close by early in the first quarter of 2005, and completing an integration plan focusing on the efficient integration of existing personnel and processes, while continuing to provide high levels of customer support and care to its growing customer base.

INVESTMENT COMMUNITY AND MEDIA INFORMATION

ITC^DeltaCom will host a conference call today, November 11, 2004, at 10:00 a.m. Eastern Time. The dial-in number for the live conference call is (888) 301-4288. A live broadcast of the conference call will be available at http://itcdeltacom.com/web_cast.asp. To listen, click on the Webcast icon and follow the instructions posted. Please go to the Web site at least 15 minutes prior to the call to register, download and install any necessary software. A Webcast replay of the conference call will be available for 30 days following the announcement.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, headquartered in West Point, Ga., provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 10,900 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, enhanced data, Internet, colocation and managed services, and sells customer premise equipment to end-user customers. The Company operates approximately 29 voice switches and 74 data switches, and is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit the Company’s Web site at http://www.itcdeltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, cost savings and other expected benefits of its acquisition of BTI Telecom Corp. and its proposed mergers with Florida Digital Network, Inc. and NT Corporation, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Business–Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, costs, delays and other difficulties related to the proposed transactions, failure of the parties to satisfy closing conditions and other merger agreement terms, inability to integrate acquired companies successfully, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ABOUT THE PENDING TRANSACTIONS

ITC^DeltaCom has filed with the SEC a registration statement on Form S-4 (File No. 333-119496), which contains a preliminary proxy statement/prospectus of ITC^DeltaCom with respect to the transactions contemplated by the FDN merger agreement, as well as other relevant documents concerning such proposed transactions. ITC^DeltaCom also has filed with the SEC a registration statement on Form S-4 (File No. 333-120215), which contains a preliminary proxy statement/prospectus of ITC^DeltaCom with respect to the transactions contemplated with the NTC merger agreement, as well as other relevant documents concerning such proposed transactions. Investors are urged to read the proxy statement/prospectus for each transaction and any other relevant documents filed with the SEC, because they will contain important information. The proxy statement/prospectus for each transaction when completed will be mailed to ITC^DeltaCom stockholders prior to their stockholder meeting. In addition, interested parties may obtain the Form S-4 registration statements, including the exhibits filed therewith, free of charge at the Web site maintained by the SEC at www.sec.gov. The proxy statement/prospectus for each transaction and these other documents also may be obtained free of charge from ITC^DeltaCom by directing a request to 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attn: Investor Relations.

ITC^DeltaCom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ITC^DeltaCom in connection with the proposed transactions. Information about the directors and executive officers of ITC^DeltaCom and their ownership of common stock and other ITC^DeltaCom voting securities is included in ITC^DeltaCom’s proxy statement for its 2004 annual meeting of stockholders, which it filed with the SEC on April 1, 2004. This document is available free of charge at the Web site maintained by the SEC at www.sec.gov and from ITC^DeltaCom as described above. Additional information regarding interests in the transaction of participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding each proposed transaction when it becomes available.

FINANCIAL HIGHLIGHTS (In thousands except per share data)

	Nine Months Ended Sept. 30,
	2004	2003
	(unaudited)	(unaudited)
Operating Revenues:
Integrated communications services revenues	$355,920	$202,431
Equipment sales and related services revenues	14,209	32,837
Wholesale services revenues	73,652	74,373

Total operating revenues	443,781	309,641
Cost of revenues	217,932	153,151

Gross margin	225,849	156,490
Operating expenses:
Selling, operations and administration	165,627	113,587
Depreciation and amortization	63,870	43,265
Stock-based deferred compensation	1,227	663
Merger-related expenses	889	—

Total operating expenses	231,613	157,515

Operating loss	(5,764)	(1,025)
Other income (expense):
Interest expense	(15,846)	(10,310)
Interest income	379	294
Other expense (Note 1)	(1,236)	—

Total other expense, net	(16,703)	(10,016)

Loss before reorg. items and income taxes	(22,467)	(11,041)
Reorganization items	—	—

Loss before income taxes	(22,467)	(11,041)
Income tax expense	—	—

Net loss	(22,467)	(11,041)
Pfd. stock dividends and accretion (Note 2)	(5,191)	(2,280)

Net loss applicable to common stockholders	$(27,658)	$(13,321)

Basic and diluted net loss per common share	$(0.53)	$(0.30)

Basic and diluted wtd. avg. comn. shares out	51,891,570	44,843,567

Note 1 -	Represents expenses primarily related to the Company’s withdrawn debt offering, net of other income items.

Note 2 -	Represents the payment of accrued dividends on preferred stock at an annual rate of 8%. All such dividends have been paid in additional shares of preferred stock valued solely for purposes of such dividends at $100 per share.

ITC^DELTACOM, INC. BALANCE SHEET AND OTHER FINANCIAL HIGHLIGHTS (in thousands)
	As of Sept. 30,	As of Dec. 31,
Balance Sheet Data:	2004	2003
	(unaudited)
Cash and cash equivalents	$16,606	$50,099
Restricted cash	850	1,639
Total current assets	106,907	141,244
Property, plant and equipment, net	514,064	539,676
Other long term assets	63,811	64,133
Total assets	$684,782	$745,053

Total current liabilities	$130,637	$148,078
Other long-term liabilities	8,399	13,072
Long-term debt and capital lease obligations	271,271	288,183
Total long-term liabilities	279,670	301,255
Total liabilities	410,307	449,333
Convertible redeemable preferred stock	60,075	55,007
Total stockholders’ equity	214,400	240,713
Total liabilities and stockholders’ equity	$684,782	$745,053

	Nine Months Ended
Other Financial Data	Sept. 30, 2004	Sept. 30, 2003
	(unaudited)	(unaudited)
Working capital (as of period ended)	$(23,730)	$(6,834)
Capital expenditures	35,215	20,989
Cash flow provided / (used) by operating activities	25,076	32,076
Cash flow provided / (used) by investing activities	(46,822)	(23,708)
Cash flow provided / (used) by financing activities	(11,747)	(4,176)

ITC^DELTACOM, INC. QUARTERLY HIGHLIGHTS (unaudited)

	Three Months Ended
	Sept. 30, 2004	June 30, 2004	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003
Operating Revenues (in thousands)
Integrated communications services revenues	$117,180	$119,406	$119,334	$118,245	$69,179
Equipment sales and related services revenues	4,770	5,072	4,367	8,185	14,829
Wholesale services revenues	23,434	24,845	25,373	25,495	24,076

Total operating revenues	145,384	149,323	149,074	151,925	108,084

Cost of revenues (in thousands)	71,349	72,863	73,720	77,693	54,606

Gross margin (in thousands)	74,035	76,460	75,354	74,232	53,478

	50.92%	51.20%	50.55%	48.86%	49.48%
Operating expenses: (in thousands)
Selling, operations and administration	54,463	55,218	55,946	59,220	39,301
Depreciation and amortization	21,748	21,288	20,834	20,128	14,265
Stock-based deferred compensation	409	409	409	485	221
Merger-related expenses	431	353	105	2,141	—

Total operating expenses	77,051	77,268	77,294	81,974	53,787

Operating loss (in thousands)	$(3,016)	$(808)	$(1,940)	$(7,742)	$(309)

Retail business lines installed (Note 1)	381,080	378,160	372,850	368,863	184,606
Wholesale / Local Interconnection lines installed (Note 1)	67,666	72,105	71,737	68,770	70,380

Total lines installed (Note 1)	448,746	450,265	444,587	437,633	254,986

Number of employees (Note 2)	2,304	2,309	2,306	2,412	1,850
Annualized consolidated revenue/employee	$252,403	$258,680	$258,585	$251,948	$233,695

Note  1  -  Reported net of disconnects and cancellations.

Note  2  -  Net decrease of five employees from June 30, 2004 to September 30 reflects the elimination of 20 positions associated with the integration of BTI, offset by the addition of 15 sales and service delivery personnel.

ITC^DELTACOM, INC.

EBITDA RECONCILIATION

(In thousands)

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. The Company has included data with respect to EBITDA because its management evaluates and projects the performance of its business using several measures, including EBITDA. The Company’s management considers this measure to be an important supplemental indicator of its performance, particularly as compared to the performance of its competitors, because it eliminates many differences among companies in financial, capitalization and tax structures, as well as some recurring non-cash and non-operating charges to net income or loss. For these reasons, management believes that EBITDA provides important supplemental information to investors regarding the operating performance of ITC^DeltaCom and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of its competitors. The Company’s management believes that consideration of EBITDA should be supplemental, because EBITDA is not a measurement of financial performance under generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies. As a result, EBITDA should not be considered an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of performance. The following table sets forth the quantitative reconciliation of the differences between EBITDA and net loss as net loss is calculated in accordance with generally accepted accounting principles:

ITC^DELTACOM, INC. EBITDA RECONCILIATION (In thousands)

	Three Months Ended September 30,
	2004	2003

Net Loss	$(8,227)	$(3,537)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	21,748	14,265
Interest expense (net of interest income)	5,211	3,228

EBITDA	$18,732	$13,956

	Three Months Ended
	September 30, 2004	June 30, 2004
Net Loss	$(8,227)	$(5,535)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	21,748	21,288
Interest expense (net of interest income)	5,211	4,950

EBITDA	$18,732	$20,703

	Nine Months Ended
	September 30, 2004	September 30, 2003
Net Loss	$(22,467)	$(11,041)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	63,870	43,265
Interest expense (net of interest income)	15,448	10,016

EBITDA	$56,851	$42,240

Investor Contact:	Media Contact:
Douglas A. Shumate	Mary Catherine R. Bassett
Chief Financial Officer	Director, Communications
706-385-8189	706-385-8104
dshumate@itcdeltacom.com	mbassett@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ISSUES CORRECTION TO NEWS RELEASE ON THIRD QUARTER 2004 RESULTS

West Point, Ga.—(Nov. 12, 2004)—ITC^DeltaCom, Inc. (NASDAQ: ITCD), a leading provider of integrated communications services to customers in the southeastern United States, today issued a correction to its news release on November 11, 2004, in which it reported operating results for the three and nine months ended September 30, 2004.

Following issuance of the news release and the related conference call on November 11, the Company determined that, due to an error, it had understated cost of revenues for the 2004 quarter and the 2004 nine-month period by $773,000. Accordingly, cost of revenues was $72.1 million for the 2004 quarter and $218.7 million for the 2004 nine-month period.

Based on the corrected results for cost of revenues for the two 2004 periods:

•	gross margin was $73.3 million for the 2004 quarter and $225.1 million for the 2004 nine-month period;

•	net loss applicable to common stockholders was $28.4 million for the 2004 nine-month period;

•	basic and diluted net loss per common share was $(0.55) for the 2004 nine-month period; and

•	earnings before interest, taxes, depreciation and amortization, or EBITDA, was $18.0 million for the 2004 quarter and $56.1 million for the 2004 nine-month period.

For information on management’s reasons for providing data with respect to EBITDA and the limitations associated with the use of EBITDA, and for a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying tables under the “EBITDA Reconciliation” caption.

The accompanying tables set forth corrected financial information about the Company based on the foregoing corrected results for cost of revenues for the 2004 periods.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, headquartered in West Point, Ga., provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 10,900 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, enhanced data, Internet, colocation and managed services, and sells customer premise equipment to end-user customers. The Company operates approximately 29 voice switches and 74 data switches, and is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit the Company’s Web site at http://www.itcdeltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, cost savings and other expected benefits of its acquisition of BTI Telecom Corp. and its proposed mergers with Florida Digital Network, Inc. and NT Corporation, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Business–Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, costs, delays and other difficulties related to the proposed transactions, failure of the parties to satisfy closing conditions and other merger agreement terms, inability to integrate acquired companies successfully, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ABOUT THE PENDING TRANSACTIONS

ITC^DeltaCom has filed with the SEC a registration statement on Form S-4 (File No. 333-119496), which contains a preliminary proxy statement/prospectus of ITC^DeltaCom with respect to the transactions contemplated by the merger agreement with Florida Digital Network, Inc., as well as other relevant documents concerning such proposed transactions. ITC^DeltaCom also has filed with the SEC a registration statement on Form S-4 (File No. 333-120215), which contains a preliminary proxy statement/prospectus of ITC^DeltaCom with respect to the transactions contemplated with the NT Corporation merger agreement, as well as other relevant documents concerning such proposed transactions. Investors are urged to read the proxy statement/prospectus for each transaction and any other relevant documents filed with the SEC, because they will contain important information. The proxy statement/prospectus for each transaction when completed will be mailed to ITC^DeltaCom stockholders prior to their stockholder meeting. In addition, interested parties may obtain the Form S-4 registration statements, including the exhibits filed therewith, free of charge at the Web site maintained by the SEC at www.sec.gov. The proxy statement/prospectus for each transaction and these other documents also may be obtained free of charge from ITC^DeltaCom by directing a request to 1791 O.G. Skinner Drive, West Point, Georgia 31833, Attn: Investor Relations.

ITC^DeltaCom and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ITC^DeltaCom in connection with the proposed transactions. Information about the directors and executive officers of ITC^DeltaCom and their ownership of common stock and other ITC^DeltaCom voting securities is included in ITC^DeltaCom’s proxy statement for its 2004 annual meeting of stockholders, which it filed with the SEC on April 1, 2004. This document is available free of charge at the Web site maintained by the SEC at www.sec.gov and from ITC^DeltaCom as described above. Additional information regarding interests in the transaction of participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding each proposed transaction when it becomes available.

ITC^DELTACOM, INC.

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

	Nine Months Ended Sept. 30,
	2004	2003
	(unaudited)	(unaudited)
Operating Revenues:
Integrated communications services revenues	$355,920	$202,431
Equipment sales and related services revenues	14,209	32,837
Wholesale services revenues	73,652	74,373

Total operating revenues	443,781	309,641
Cost of revenues	218,705	153,151

Gross margin	225,076	156,490
Operating expenses:
Selling, operations and administration	165,627	113,587
Depreciation and amortization	63,870	43,265
Stock-based deferred compensation	1,227	663
Merger-related expenses	889	—

Total operating expenses	231,613	157,515

Operating loss	(6,537)	(1,025)
Other income (expense):
Interest expense	(15,846)	(10,310)
Interest income	379	294
Other expense (Note 1)	(1,236)	—

Total other expense, net	(16,703)	(10,016)

Loss before reorg. items and income taxes	(23,240)	(11,041)
Reorganization items	—	—

Loss before income taxes	(23,240)	(11,041)
Income tax expense	—	—

Net loss	(23,240)	(11,041)
Pfd. stock dividends and accretion (Note 2)	(5,191)	(2,280)

Net loss applicable to common stockholders	$(28,431)	$(13,321)

Basic and diluted net loss per common share	$(0.55)	$(0.30)

Basic and diluted wtd. avg. cmn. shares out	51,891,570	44,843,567

Note 1 -	Represents expenses primarily related to the Company’s withdrawn debt offering, net of other income items.

Note 2 -	Represents the payment of accrued dividends on preferred stock at an annual rate of 8%. All such dividends have been paid in additional shares of preferred stock valued solely for purposes of such dividends at $100 per share.

ITC^DELTACOM, INC.

BALANCE SHEET AND OTHER FINANCIAL HIGHLIGHTS

(in thousands)

	As of Sept. 30, 2004	As of Dec 31, 2003
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$16,606	$50,099
Restricted cash	850	1,639
Total current assets	106,907	141,244
Property, plant and equipment, net	514,064	539,676
Other long term assets	63,811	64,133
Total assets	$684,782	$745,053
Total current liabilities	$131,410	$148,078
Other long-term liabilities	8,399	13,072
Long-term debt and capital lease obligations	271,271	288,183
Total long-term liabilities	279,670	301,255
Total liabilities	411,080	449,333
Convertible redeemable preferred stock	60,075	55,007
Total stockholders’ equity	213,627	240,713
Total liabilities and stockholders’ equity	$684,782	$745,053

	Nine Months Ended
	Sept. 30, 2004	Sept. 30, 2003
	(unaudited)	(unaudited)
Other Financial Data
Working capital (as of period ended)	$(24,503)	$(6,834)
Capital expenditures	35,215	20,989
Cash flow provided / (used) by operating activities	25,076	32,076
Cash flow provided / (used) by investing activities	(46,822)	(23,708)
Cash flow provided / (used) by financing activities	(11,747)	(4,176)

ITC^DELTACOM, INC.

QUARTERLY HIGHLIGHTS

(unaudited)

	Three Months Ended
	Sept. 30, 2004	June 30, 2004	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003
Operating Revenues (in thousands)
Integrated communications services revenues	$117,180	$119,406	$119,334	$118,245	$69,179
Equipment sales and related services revenues	4,770	5,072	4,367	8,185	14,829
Wholesale services revenues	23,434	24,845	25,373	25,495	24,076

Total operating revenues	145,384	149,323	149,074	151,925	108,084
Cost of revenues (in thousands)	72,122	72,863	73,720	77,693	54,606

Gross margin (in thousands)	73,262	76,460	75,354	74,232	53,478

	50.39%	51.20%	50.55%	48.86%	49.48%
Operating expenses: (in thousands)
Selling, operations and administration	54,463	55,218	55,946	59,220	39,301
Depreciation and amortization	21,748	21,288	20,834	20,128	14,265
Stock-based deferred compensation	409	409	409	485	221
Merger-related expenses	431	353	105	2,141	—

Total operating expenses	77,051	77,268	77,294	81,974	53,787

Operating loss (in thousands)	$(3,789)	$(808)	$(1,940)	$(7,742)	$(309)

Retail business lines installed (Note 1)	381,080	378,160	372,850	368,863	184,606
Wholesale / Local Interconnection lines installed (Note 1)	67,666	72,105	71,737	68,770	70,380

Total lines installed (Note 1)	448,746	450,265	444,587	437,633	254,986

Number of employees (Note 2)	2,304	2,309	2,306	2,412	1,850
Annualized consolidated revenue/employee	$252,403	$258,680	$258,585	$251,948	$233,695

Note 1 -	Reported net of disconnects and cancellations.

Note 2 -	Net decrease of five employees from June 30, 2004 to September 30 reflects the elimination of 20 positions associated with the integration of BTI, offset by the addition of 15 sales and service delivery personnel.

ITC^DELTACOM, INC.

EBITDA RECONCILIATION

(In thousands)

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. The Company has included data with respect to EBITDA because its management evaluates and projects the performance of its business using several measures, including EBITDA. The Company's management considers this measure to be an important supplemental indicator of its performance, particularly as compared to the performance of its competitors, because it eliminates many differences among companies in financial, capitalization and tax structures, as well as some recurring non-cash and non-operating charges to net income or loss. For these reasons, management believes that EBITDA provides important supplemental information to investors regarding the operating performance of ITC^DeltaCom and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of its competitors. The Company's management believes that consideration of EBITDA should be supplemental, because EBITDA is not a measurement of financial performance under generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies. As a result, EBITDA should not be considered an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of performance. The following table sets forth the quantitative reconciliation of the differences between EBITDA and net loss as net loss is calculated in accordance with generally accepted accounting principles:

ITC^DELTACOM, INC.

EBITDA RECONCILIATION

(In thousands)

	Three Months Ended September 30,
	2004	2003
Net loss	$(9,000)	$(3,537)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	21,748	14,265
Interest expense (net of interest income)	5,211	3,228

EBITDA	$17,959	$13,956

	Three Months Ended
	September 30, 2004	June 30, 2004
Net loss	$(9,000)	$(5,535)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	21,748	21,288
Interest expense (net of interest income)	5,211	4,950

EBITDA	$17,959	$20,703

	Nine Months Ended
	September 30, 2004	September 30, 2003
Net loss	$(23,240)	$(11,041)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	63,870	43,265
Interest expense (net of interest income)	15,448	10,016

EBITDA	$56,078	$42,240